News Release

Unisys Announces 3Q26 Results
Unisys Continues Strong New Business Signings and Raises Full-Year Revenue Guidance
•Revenue of $471.5 million, up 2.5% year over year (YoY), up 0.6% in constant currency(1)
•Technology Solutions & Services(13) (TS&S) revenue of $387.1 million, up 2.6% YoY, up 0.9% in constant currency
•Unisys increases 2026 full-year constant currency revenue guidance; reaffirms full-year non-GAAP operating profit(6) margin guidance
•Gross profit margin of 26.7%, up 120 basis points (bps) YoY
•Operating profit margin of 5.0% improved YoY; non-GAAP operating profit margin of 7.2%, improved 180 bps YoY
•New Business(5) Total Contract Value (TCV)(3) of $221 million, an increase of 78% YoY
•Purchased group annuity contract to transfer approximately $200 million of projected U.S. defined benefit pension liabilities to a third-party insurer, funded with plan assets

BLUE BELL, Pa., November 4, 2026 – Unisys Corporation (NYSE: UIS) reported financial results for the third quarter of 2026 (3Q26).
"The year continues to gain momentum, with the third quarter building on a solid first half," said Michael Thomson, Unisys CEO and President. "New business signings once again were strong, and client interest continues to deepen across the portfolio. Our AI-First execution is transforming our delivery, opening new markets in agentic services, AI infrastructure and the ClearPath ecosystem."
Unisys Chief Financial Officer Deb McCann said, "We are pleased with our third quarter results. Revenue came in ahead of our expectations, led by TS&S, and our non-GAAP operating profit margin of 7.2% was above what we had guided. Together with our fourth quarter visibility, this supports the increase to our full-year revenue guidance and our reaffirmed profitability guidance."

Financial Highlights
Please refer to the accompanying financial tables for a reconciliation of the GAAP to non-GAAP measures presented, except for financial guidance since such a reconciliation is not practicable without unreasonable effort.

(In millions, except numbers presented as percentages)	3Q26	3Q25	YTD26	YTD25
Revenue	$471.5	$460.2	$1,382.6	$1,375.6
YoY revenue change	2.5%		0.5%
YoY revenue change in constant currency	0.6%		(3.1)%
TS&S revenue	$387.1	$377.2	$1,163.0	$1,133.9
YoY revenue change	2.6%		2.6%
YoY revenue change in constant currency	0.9%		(1.1)%
ClearPath(12) revenue	$84.4	$83.0	$219.6	$241.7
YoY revenue change	1.7%		(9.1)%
YoY revenue change in constant currency	(1.1)%		(12.4)%

Gross profit	$126.0	$117.2	$355.8	$354.7
Gross profit percent	26.7%	25.5%	25.7%	25.8%
TS&S gross profit	$64.3	$70.2	$214.8	$204.1
TS&S gross profit percent	16.6%	18.6%	18.5%	18.0%

Operating profit (loss)	$23.7	($33.5)	$7.0	$1.9
Operating profit (loss) percent	5.0%	(7.3)%	0.5%	0.1%
Non-GAAP operating profit	$34.0	$24.8	$79.1	$73.5
Non-GAAP operating profit percent	7.2%	5.4%	5.7%	5.3%

Net loss attributable to Unisys Corporation	($201.0)	($308.9)	($332.1)	($358.5)
Non-GAAP net (loss) income attributable to Unisys Corporation(8)	($8.5)	($5.9)	($24.0)	$4.9

EBITDA(7)	($138.2)	($257.5)	($164.2)	($223.9)
Adjusted EBITDA(7)	$59.7	$48.2	$159.4	$149.8
Adjusted EBITDA as a percentage of revenue	12.7%	10.5%	11.5%	10.9%
Third Quarter 2026 Results
Revenue increased 2.5% YoY, up 0.6% in constant currency. Gross profit margin improved 120 bps YoY, primarily driven by a higher mix of software licenses relative to hardware within ClearPath renewals, partially offset by higher cost reduction charges.
TS&S revenue increased 2.6% YoY, or up 0.9% in constant currency. TS&S gross profit margin decreased 200 bps YoY, primarily driven by higher cost reduction charges.
During the third quarter of 2026, gross profit margin and TS&S gross profit margin benefited by approximately 50 and 70 bps, respectively, from a first quarter transaction within the company’s United Kingdom business process outsourcing consolidated joint venture. This transaction is expected to generate gross profit benefit of approximately $3 million quarterly and $12 million for full-year 2026. The financial impact of this transaction will be fully recognized by year end.

For the third quarter of 2026, net loss attributable to Unisys Corporation included a non-cash pension settlement loss of $151 million, net of tax, as a result of the purchase of a group annuity contract to transfer approximately $200 million of projected U.S. defined benefit pension liabilities to a third-party insurer, funded with plan assets. Including this transaction, the company has reduced approximately $520 million of U.S. qualified defined benefit pension plan liabilities since July 2025, working towards its approximately $600 million reduction target. The company expects to complete an additional pension settlement in the first half of 2027 to substantially achieve this objective.
Financial Highlights by Segment

(In millions, except numbers presented as percentages)	3Q26	3Q25	YTD26	YTD25
Digital Workplace Solutions (DWS):
Revenue	$130.2	$125.3	$390.3	$382.0
YoY revenue change	3.9%		2.2%
YoY revenue change in constant currency	1.7%		(1.9)%
Gross profit	$12.4	$20.3	$43.6	$60.6
Gross profit percent	9.5%	16.2%	11.2%	15.9%

Cloud, Applications & Infrastructure Solutions (CA&I):
Revenue	$180.3	$180.4	$546.7	$542.2
YoY revenue change	(0.1)%		0.8%
YoY revenue change in constant currency	(1.2)%		(2.3)%
Gross profit	$37.2	$35.4	$122.9	$108.4
Gross profit percent	20.6%	19.6%	22.5%	20.0%

Enterprise Computing Solutions (ECS):
Revenue	$140.6	$133.2	$381.8	$392.1
YoY revenue change	5.6%		(2.6)%
YoY revenue change in constant currency	2.7%		(6.4)%
Gross profit	$78.1	$61.6	$188.5	$193.2
Gross profit percent	55.5%	46.2%	49.4%	49.3%
Third Quarter 2026 Segment Results
DWS revenue increased 3.9% YoY, or up 1.7% in constant currency, primarily driven by higher hardware revenue. DWS gross profit margin was 9.5%, a decrease of 670 bps YoY, primarily due to known client attrition, and increased implementation and delivery costs.
CA&I revenue declined 0.1% YoY, down 1.2% in constant currency. CA&I gross profit margin was 20.6%, an increase of 100 bps YoY, primarily driven by delivery improvements.
ECS revenue increased 5.6% YoY, up 2.7% in constant currency, primarily driven by higher specialized project work in the business processing solutions. ECS gross profit margin was 55.5%, an increase of 930 bps YoY, primarily driven by a higher mix of software licenses relative to hardware within ClearPath renewals.

Balance Sheet and Cash Flows

(In millions)	September 30, 2026	December 31, 2025
Cash and cash equivalents	$264.2	$413.9

(In millions)	3Q26	3Q25	YTD26	YTD25
Cash (used for) provided by operations	($35.8)	$38.0	($66.5)	($244.9)
Free cash flow(9)	($57.7)	$19.9	($132.2)	($303.4)
Pre-pension and postretirement free cash flow(10)	($26.8)	$50.5	($43.2)	$14.8
Adjusted free cash flow(11)	($18.7)	$30.3	($14.2)	$9.2
Cash used for operations in the third quarter of 2026 was impacted by the timing of cash interest payment associated with the 10.625% Senior Secured Notes due 2031. Additionally, cash provided by operations in the third quarter of 2025 included the receipt of $25 million related to a settled legal matter.
Other Metrics

(In millions, except numbers presented as percentages)	3Q26	3Q25	YoY Change	QoQ Change*
Total Contract Value (TCV)
New Business	$221	$124	78%	15%
TS&S Renewals	275	230	20%	40%
ClearPath Renewals	98	61	61%	188%
Total company	$594	$415	43%	41%

	YTD26	YTD25
TCV
New Business	$571	$355	61%
TS&S Renewals	545	572	(5)%
ClearPath Renewals	174	131	33%
Total company	$1,290	$1,058	22%
*QoQ - quarter over quarter
Backlog(2) was $2.92 billion for the third quarter of 2026 compared to $2.83 billion for the third quarter of 2025.
2026 Financial Guidance
The company raises full-year 2026 revenue growth in constant currency and reaffirms profitability guidance:

	Guidance	Prior Issued Guidance
Revenue growth in constant currency	(3.0)% to (1.5)%	(5.0)% to (3.5)%
Non-GAAP operating profit margin	9.0% to 11.0%	9.0% to 11.0%
Constant currency revised revenue guidance translates to reported revenue growth of (0.4)% to 1.1%, based on exchange rates as of the end of 3Q26. The revised guidance assumes ClearPath revenue of approximately $425 million and TS&S constant currency revenue growth of (3.0)% to (1.0)%.

Conference Call
Unisys will hold a conference call with the financial community on Thursday, November 5, at 8 a.m. Eastern Time to discuss the results of the third quarter of 2026.
The live, listen-only webcast, as well as the accompanying presentation materials, can be accessed on the Unisys Investor Website at www.unisys.com/investor. In addition, domestic callers can dial 1-844-695-5518 and international callers can dial 1-412-902-6749 and provide the following conference passcode: Unisys Corporation Call.
A webcast replay will be available on the Unisys Investor Website shortly following the conference call. A replay will also be available by dialing 1-855-669-9658 for domestic callers or 1-412-317-0088 for international callers and entering access code 3578869 from two hours after the end of the call until November 19, 2026.

(1) Constant currency – A significant amount of the company’s revenue is derived from international operations. As a result, the company’s revenue has been and will continue to be affected by changes in the U.S. dollar against major international currencies. The company refers to revenue growth rates in constant currency or on a constant currency basis so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates to facilitate comparisons of the company’s business performance from one period to another. Constant currency is calculated by retranslating current and prior-period revenue at a consistent exchange rate rather than the actual exchange rates in effect during the respective periods.

(2) Backlog – Represents the estimated amount of future revenue to be recognized under contracted work, which has not yet been delivered or performed. The company believes that actual revenue reflects the most relevant measure necessary to understand the company’s results of operations, but backlog can be a useful metric and indicator of the company’s estimate of contracted revenue to be realized in the future, subject to certain inherent limitations. The timing of conversion of backlog to revenue may be impacted by, among other factors, the timing of execution, the extension, nullification or early termination of existing contracts with or without penalty, adjustments to estimates in pricing or volumes for previously included contracts, seasonality and foreign currency exchange rates. Investors are cautioned that backlog should not be relied upon as a substitute for, or considered in isolation from, measures in accordance with GAAP.

(3) Total Contract Value (TCV) – Represents the initial estimated revenue related to contracts signed in the period without regard for early termination or revenue recognition rules. Changes to contracts and scope are treated as TCV only to the extent of the incremental new value. New Business TCV represents TCV attributable to expansion and new scope for existing clients and new logo contracts. ClearPath TCV is driven by software license renewals, and as such, changes in timing or terms of renewals can lead to fluctuations from period to period. The company believes that actual revenue reflects the most relevant measure necessary to understand the company’s results of operations, but TCV can be a useful leading indicator of the company’s ability to generate future revenue over time, subject to certain inherent limitations. Measuring TCV involves the use of estimates and judgments and the extent and timing of conversion of TCV to revenue may be impacted by, among other factors, the types of services and solutions sold, contract duration, the pace of client spending, actual volumes of services delivered as compared to the volumes anticipated at the time of contract signing, and contract modifications, including, without limitation, contract nullification and termination, over the lifetime of a contract. Investors are cautioned that TCV should not be relied upon as a substitute for, or considered in isolation from, measures in accordance with GAAP.

(4) Book-to-bill – Represents total contract value booked divided by revenue in a given period.

(5) New Business – Represents expansion and new scope for existing clients and new logo contracts.

(6) Non-GAAP operating profit – This measure excludes pretax pension and postretirement expense, pretax goodwill and intangible asset impairment charges and pretax charges or gains associated with certain legal matters related to settlements, professional services and legal fees, including legal defense costs, associated with certain legal proceedings, and cost-reduction activities and other expenses.

(7) EBITDA & adjusted EBITDA – Earnings before interest, taxes, depreciation and amortization (EBITDA) is calculated by starting with net income (loss) attributable to Unisys Corporation common shareholders and adding or subtracting the following items: net income (loss) attributable to noncontrolling interests, interest expense (net of interest income), provision for (benefit from) income taxes, depreciation and amortization. Adjusted EBITDA further excludes pension and postretirement expense; goodwill and intangible asset impairment charges, foreign exchange (gains) losses, debt extinguishment, certain legal matters related to settlements, professional services and legal fees, including legal defense costs, associated with certain legal proceedings; environmental matters related to previously disposed businesses; cost reduction activities including workforce reduction actions, lease abandonment costs, asset impairment charges and other costs associated with exited operations and facilities; non-cash share-based expense; and other (income) expense adjustments.

(8) Non-GAAP net income (loss) and non-GAAP diluted earnings (loss) per share – These measures exclude pension and postretirement expense and charges or (credits) in connection with goodwill and intangible asset impairment; foreign exchange (gains) losses, debt extinguishment, certain legal matters related to settlements, professional services and legal fees, including legal defense costs, associated with certain legal proceedings; environmental matters related to previously disposed businesses; and cost reduction activities including workforce reduction actions, lease abandonment costs, asset impairment charges and other costs associated with exited operations and facilities. The tax amounts related to these items for the calculation of non-GAAP diluted earnings (loss) per share include the current and deferred tax expense and benefits recognized under GAAP for these items.

(9) Free cash flow – Represents cash flow from operations less capital expenditures.

(10) Pre-pension and postretirement free cash flow – Represents free cash flow before pension and postretirement contributions.

(11) Adjusted free cash flow – Represents free cash flow less cash used for pension and postretirement funding; debt extinguishment, certain legal matters related to settlements, professional services and legal fees, including legal defense costs, associated with certain legal proceedings; environmental matters related to previously disposed businesses; and cost reduction activities and other payments.

(12) ClearPath® – Represents software license and related support services, primarily ClearPath ForwardTM, within the company's ECS segment.

(13) Technology Solutions & Services (TS&S) – These measures include the revenue, gross profit and gross profit margin of the company's DWS segment, CA&I segment and ECS segment, excluding ClearPath software license and support services. The company provides these measures to allow investors to isolate the impact of software license renewals, which tend to be significant and impactful based on timing, and related support services in order to evaluate the company’s business outside of these areas.
Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Unisys cautions readers that the assumptions forming the basis for forward-looking statements include many factors that are beyond Unisys’ ability to control or estimate precisely, such as estimates of future market conditions, fluctuations in foreign currency exchange rates, the behavior of other market participants and that TCV is based, in part, on the assumption that each of those contracts will continue for their full contracted term. Words such as “anticipates,” “estimates,” “expects,” “projects,” “may,” “will,” “intends,” “plans,” “believes,” “should” and similar expressions may identify forward-looking statements and such forward-looking statements are made based upon management’s current expectations, assumptions and beliefs as of this date concerning future developments and their potential effect upon Unisys. There can be no assurance that future developments will be in accordance with management’s expectations, assumptions and beliefs or that the effect of future developments on Unisys will be those anticipated by management. Because actual results may differ materially from those expressed or implied by these forward-looking statements, we caution readers not to place undue reliance on these statements. Forward-looking statements in this release and the accompanying presentation include, but are not limited to, statements made in Mr. Thomson's and Ms. McCann's quotations, any projections or expectations of revenue growth, margin expansion, achievement of operational efficiencies and savings, effective use of technology, investments in our solutions and artificial intelligence adoption and innovation, TCV and New Business TCV, the impact of new logo signings, backlog, book-to-bill(4), full-year 2026 revenue growth and profitability guidance, including reported and constant currency revenue, growth and the foreign currency exchange rate assumptions underlying the translation of constant currency guidance to reported guidance, TS&S constant currency revenue growth, ClearPath revenue, non-GAAP operating profit margin, free cash flow generation and the assumptions and other expectations made in connection with our full-year 2026 financial guidance, the reduction of uncertainty and volatility of cash requirements, including pension contributions and the amount and timing of future pension settlements, our pension liability, debt extinguishment, future economic benefits from net operating losses and statements regarding future economic conditions or performance.
Additional information and factors that could cause actual results to differ materially from Unisys’ expectations are contained in Unisys’ filings with the U.S. Securities and Exchange Commission (SEC), including Unisys’ Annual Reports on Form 10-K and subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings, which are available at the SEC’s web site, http://www.sec.gov. Information included in this release is representative as of the date of this release only, and any forward-looking statement speaks only as of the date on which that statement is made. While Unisys periodically reassesses material trends and uncertainties affecting Unisys’ results of operations and financial condition in connection with its preparation of management's discussion and analysis of results of operations and financial condition contained in its Quarterly and Annual Reports filed with the SEC, Unisys does not, by including this statement, assume any obligation to review, revise or update any forward-looking statement in light of future events or circumstances, except as required by applicable law.

Non-GAAP Information
This release includes certain non-GAAP financial measures that exclude certain items such as pension and postretirement expense; goodwill and intangible asset impairment charges, foreign exchange (gains) losses, debt extinguishment, certain legal and other matters related to professional services and legal fees, including legal defense costs, associated with certain legal proceedings; environmental matters related to previously disposed businesses; and cost-reduction activities and other expenses that the company believes are not indicative of its ongoing operations, as they may be unusual or non-recurring. The inclusion of such items in financial measures can make the company’s profitability and liquidity results difficult to compare to prior periods or anticipated future periods and can distort the visibility of trends associated with the company’s ongoing performance. Management also believes that non-GAAP measures are useful to investors because they provide supplemental information about the company’s financial performance and liquidity, as well as greater transparency into management’s view and assessment of the company’s ongoing operating performance.
Non-GAAP financial measures are often provided and utilized by the company’s management, analysts, and investors to enhance comparability of year-over-year results. These items are uncertain, depend on various factors, and could have a material impact on the company's GAAP results for the applicable period. These measures should not be relied upon as substitutes for, or considered in isolation from, measures calculated in accordance with U.S. GAAP. A reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP can be found below except for financial guidance and other forward-looking information since such a reconciliation is not practicable without unreasonable efforts as the company is unable to reasonably forecast certain amounts that are necessary for such reconciliation. This information has been provided pursuant to the requirements of SEC Regulation G.

About Unisys
Unisys is a global technology solutions company that powers breakthroughs for the world's leading organizations. Our solutions – cloud, AI, digital workplace, applications and enterprise computing – help our clients challenge the status quo and unlock their full potential. To learn how we have been helping clients push what's possible for more than 150 years, visit unisys.com and follow us on LinkedIn.

Contacts:	For Investors:
Daniel Ferry, Unisys, +1 215-274-1834
Investor@unisys.com

For Press:
Patricia Gonzalez, Unisys, +1 817-846-7662
Patricia.Gonzalez@unisys.com
###
RELEASE NO.: 1104/10079
Unisys and other Unisys products and services mentioned herein, as well as their respective logos, are trademarks or registered trademarks of Unisys Corporation. Any other brand or product referenced herein is acknowledged to be a trademark or registered trademark of its respective holder.
UIS-Q

UNISYS CORPORATION
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(Unaudited)
(Millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue	$471.5	$460.2	$1,382.6	$1,375.6
Costs and expenses
Cost of revenue	345.5	343.0	1,026.8	1,020.9
Selling, general and administrative	95.1	90.9	282.3	281.3
Research and development	7.2	4.8	17.8	16.5
Goodwill and intangible asset impairment	—	55.0	48.7	55.0
	447.8	493.7	1,375.6	1,373.7
Operating income (loss)	23.7	(33.5)	7.0	1.9
Interest expense	19.0	18.2	55.8	34.6
Other (expense), net	(183.2)	(241.2)	(232.6)	(280.2)
Loss before income taxes	(178.5)	(292.9)	(281.4)	(312.9)
Provision for income taxes	21.8	16.3	51.3	46.9
Consolidated net loss	(200.3)	(309.2)	(332.7)	(359.8)
Net income (loss) attributable to noncontrolling interests	0.7	(0.3)	(0.6)	(1.3)
Net loss attributable to Unisys Corporation	$(201.0)	$(308.9)	$(332.1)	$(358.5)
Loss per share attributable to Unisys Corporation
Basic	$(2.76)	$(4.33)	$(4.58)	$(5.06)
Diluted	$(2.76)	$(4.33)	$(4.58)	$(5.06)

UNISYS CORPORATION
SEGMENT RESULTS
(Unaudited)
(Millions)

	Total	DWS	CA&I	ECS	Other
Three Months Ended September 30, 2026
Revenue	$471.5	$130.2	$180.3	$140.6	$20.4
Gross profit percent	26.7%	9.5%	20.6%	55.5%
Three Months Ended September 30, 2025
Revenue	$460.2	$125.3	$180.4	$133.2	$21.3
Gross profit percent	25.5%	16.2%	19.6%	46.2%

	Total	DWS	CA&I	ECS	Other
Nine Months Ended September 30, 2026
Revenue	$1,382.6	$390.3	$546.7	$381.8	$63.8
Gross profit percent	25.7%	11.2%	22.5%	49.4%
Nine Months Ended September 30, 2025
Revenue	$1,375.6	$382.0	$542.2	$392.1	$59.3
Gross profit percent	25.8%	15.9%	20.0%	49.3%

TECHNOLOGY SOLUTIONS & SERVICES (TS&S) & CLEARPATH REVENUE AND GROSS PROFIT
(Unaudited)
(Millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
ClearPath revenue	$84.4	$83.0	$219.6	$241.7
TS&S revenue	387.1	377.2	1,163.0	1,133.9
Revenue	$471.5	$460.2	$1,382.6	$1,375.6

ClearPath gross profit	$61.7	$47.0	$141.0	$150.6
TS&S gross profit	64.3	70.2	214.8	204.1
Gross profit	$126.0	$117.2	$355.8	$354.7

ClearPath gross profit percent	73.1%	56.6%	64.2%	62.3%
TS&S gross profit percent	16.6%	18.6%	18.5%	18.0%
Gross profit percent	26.7%	25.5%	25.7%	25.8%

UNISYS CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Millions)

	September 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$264.2	$413.9
Accounts receivable, net	359.5	437.7
Contract assets	8.8	10.9
Inventories	20.2	13.8
Prepaid expenses and other current assets	123.9	127.7
Total current assets	776.6	1,004.0
Properties, net	58.4	53.1
Capitalized contract costs, net	68.9	73.6
Marketable software, net	166.7	166.1
Operating lease right-of-use assets	36.5	38.4
Prepaid pension and postretirement assets	41.1	21.3
Deferred income taxes	91.8	96.9
Goodwill	146.6	193.8
Intangible assets, net	26.8	31.2
Restricted cash	12.3	7.8
Other long-term assets	156.8	160.0
Total assets	$1,582.5	$1,846.2
Total liabilities and deficit
Current liabilities:
Current maturities of long-term debt	$12.3	$12.7
Accounts payable	127.2	81.2
Deferred revenue	174.5	228.5
Other accrued liabilities	277.9	333.5
Total current liabilities	591.9	655.9
Long-term debt	719.1	729.0
Long-term pension and postretirement liabilities	492.1	517.7
Long-term deferred revenue	79.1	100.7
Long-term operating lease liabilities	28.6	30.6
Other long-term liabilities	80.0	80.6
Commitments and contingencies
Total Unisys Corporation stockholders' deficit	(425.1)	(282.6)
Noncontrolling interests	16.8	14.3
Total deficit	(408.3)	(268.3)
Total liabilities and deficit	$1,582.5	$1,846.2

UNISYS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Millions)

	Nine Months Ended September 30,
	2026	2025
Cash flows from operating activities
Consolidated net loss	$(332.7)	$(359.8)
Adjustments to reconcile consolidated net loss to net cash used for operating activities:
(Gains) loss on debt extinguishment	(0.2)	7.0
Foreign currency (gains) losses	(10.1)	1.4
Employee stock compensation	9.8	12.2
Depreciation and amortization of properties	15.3	17.6
Depreciation and amortization of capitalized contract costs	19.7	11.4
Amortization of marketable software	35.5	38.3
Amortization of intangible assets	2.9	3.2
Goodwill and intangible asset impairment	48.7	55.0
Other non-cash operating activities	0.9	3.3
Pension and postretirement contributions	(89.0)	(318.2)
Pension and postretirement expense	244.3	286.8
Deferred income taxes, net	0.4	4.4
Changes in operating assets and liabilities:
Receivables, net and contract assets	79.3	104.2
Inventories	(6.3)	(1.3)
Other assets	10.9	(0.9)
Accounts payable and current liabilities	(79.3)	(113.5)
Other liabilities	(16.6)	4.0
Net cash used for operating activities	(66.5)	(244.9)
Cash flows from investing activities
Investment in marketable software	(32.4)	(36.1)
Capital additions of properties and other assets	(33.3)	(22.4)
Proceeds from foreign exchange forward contracts	—	2,342.1
Purchases of foreign exchange forward contracts	—	(2,305.1)
Other	(0.1)	(0.1)
Net cash used for investing activities	(65.8)	(21.6)
Cash flows from financing activities
Proceeds from issuance of long-term debt	—	700.0
Payments of long-term debt	(11.8)	(490.0)
Issuance costs relating to long-term debt	—	(14.1)
Cash paid for debt extinguishment	—	(4.2)
Other	(1.3)	(3.6)
Net cash (used for) provided by financing activities	(13.1)	188.1
Effect of exchange rate changes on cash, cash equivalents and restricted cash	0.2	18.3
Decrease in cash, cash equivalents and restricted cash	(145.2)	(60.1)
Cash, cash equivalents and restricted cash, beginning of period	421.7	390.6
Cash, cash equivalents and restricted cash, end of period	$276.5	$330.5

UNISYS CORPORATION
RECONCILIATIONS OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(Unaudited)
(Millions, except per share data)

		Three Months Ended		Nine Months Ended
		September 30,		September 30,
		2026	2025	2026	2025
Net loss attributable to Unisys Corporation		$(201.0)	$(308.9)	$(332.1)	$(358.5)
Pension and postretirement expense	pretax	183.4	242.9	244.3	286.8
	tax	1.2	0.7	3.6	1.9
	net of tax	182.2	242.2	240.7	284.9
Goodwill and intangible asset impairment	pretax	—	55.0	48.7	55.0
	tax	—	—	—	—
	net of tax	—	55.0	48.7	55.0
Foreign exchange (gains) losses, net	pretax	(5.8)	3.7	(10.1)	4.1
	tax	—	—	—	—
	net of tax	(5.8)	3.7	(10.1)	4.1
Loss (gain) on debt extinguishment	pretax	—	0.2	(0.2)	7.0
	tax	—	—	—	—
	net of tax	—	0.2	(0.2)	7.0
Certain legal matters, net	pretax	9.1	0.7	10.5	1.0
	tax	—	—	—	—
	net of tax	9.1	0.7	10.5	1.0
Environmental matters	pretax	0.1	0.2	0.6	1.5
	tax	—	—	—	—
	net of tax	0.1	0.2	0.6	1.5
Cost reduction and other expenses	pretax	8.0	1.0	19.0	10.2
	tax	1.1	—	1.1	0.3
	net of tax	6.9	1.0	17.9	9.9
Non-GAAP net (loss) income attributable to Unisys Corporation		$(8.5)	$(5.9)	$(24.0)	$4.9

Weighted average shares (thousands)		72,928	71,301	72,548	70,889
Plus incremental shares from assumed vesting:
	Employee stock plans	—	—	—	—
Adjusted weighted average shares		72,928	71,301	72,548	70,889

Weighted average shares (thousands)		72,928	71,301	72,548	70,889
Plus incremental shares from assumed vesting:
	Employee stock plans	—	—	—	2,711
Non-GAAP adjusted weighted average shares		72,928	71,301	72,548	73,600

Diluted loss per share
Net loss attributable to Unisys Corporation		$(201.0)	$(308.9)	$(332.1)	$(358.5)
Divided by adjusted weighted average shares		72,928	71,301	72,548	70,889
Diluted loss per share		$(2.76)	$(4.33)	$(4.58)	$(5.06)
Non-GAAP basis
Non-GAAP net (loss) income attributable to Unisys Corporation for diluted (loss) earnings per share		$(8.5)	$(5.9)	$(24.0)	$4.9
Divided by Non-GAAP adjusted weighted average shares		72,928	71,301	72,548	73,600
Non-GAAP diluted (loss) earnings per share		$(0.12)	$(0.08)	$(0.33)	$0.07

UNISYS CORPORATION
RECONCILIATIONS OF GAAP TO NON-GAAP
(Unaudited)
(Millions)

FREE CASH FLOW

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Cash (used for) provided by operations	$(35.8)	$38.0	$(66.5)	$(244.9)
Additions to marketable software	(11.3)	(12.5)	(32.4)	(36.1)
Additions to properties and other assets	(10.6)	(5.6)	(33.3)	(22.4)
Free cash flow	(57.7)	19.9	(132.2)	(303.4)
Pension and postretirement funding	30.9	30.6	89.0	318.2
Pre-pension and postretirement free cash flow	(26.8)	50.5	(43.2)	14.8
Debt extinguishment payments	—	0.2	—	4.2
Certain legal (receipts) payments, net	—	(25.0)	0.3	(23.2)
Environmental matters payments	1.4	1.6	3.7	5.1
Cost reduction and other payments, net	6.7	3.0	25.0	8.3
Adjusted free cash flow	$(18.7)	$30.3	$(14.2)	$9.2

UNISYS CORPORATION
RECONCILIATIONS OF GAAP TO NON-GAAP
(Unaudited)
(Millions)

EBITDA

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Net loss attributable to Unisys Corporation	$(201.0)	$(308.9)	$(332.1)	$(358.5)
Net income (loss) attributable to noncontrolling interests	0.7	(0.3)	(0.6)	(1.3)
Interest expense, net of interest income of $2.7, $4.7, $12.0 and $16.0, respectively (1)	16.3	13.5	43.8	18.5
Provision for income taxes	21.8	16.3	51.3	46.9
Depreciation	11.4	9.5	35.0	29.0
Amortization	12.6	12.4	38.4	41.5
EBITDA	$(138.2)	$(257.5)	$(164.2)	$(223.9)

Pension and postretirement expense	$183.4	$242.9	$244.3	$286.8
Goodwill and intangible asset impairment	—	55.0	48.7	55.0
Foreign exchange (gains) losses, net (1)(2)	(5.8)	3.7	(10.1)	4.1
Loss (gain) on debt extinguishment (1)	—	0.2	(0.2)	7.0
Certain legal matters, net (3)	9.1	0.7	10.5	1.0
Environmental matters (1)	0.1	0.2	0.6	1.5
Cost reduction and other expenses (4)	7.1	—	16.1	3.8
Non-cash share based expense	2.6	2.5	9.8	12.2
Other expense, net adjustment (5)	1.4	0.5	3.9	2.3
Adjusted EBITDA	$59.7	$48.2	$159.4	$149.8

(1) Included in other (expense), net on the consolidated statements of income (loss).
(2) Foreign exchange (gains) losses include (gains) losses from remeasuring cash, receivables, payables and intercompany balances denominated in foreign currencies and (gains) losses on foreign exchange forward contracts. In the third quarter of 2025, the company ceased its use of foreign currency forward contracts.

(3) Included in selling, general and administrative expenses and other (expense), net within the consolidated statements of income (loss).
(4) Reduced for depreciation and amortization included above.
(5) Other expense, net as reported on the consolidated statements of income (loss) less pension and postretirement expense, foreign exchange (gains) losses, net, loss (gain) on debt extinguishment, interest income and items included in certain legal and environmental matters and cost reduction and other expenses.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Revenue	$471.5	$460.2	$1,382.6	$1,375.6
Net loss attributable to Unisys Corporation as a percentage of revenue	(42.6)%	(67.1)%	(24.0)%	(26.1)%
Non-GAAP net (loss) income attributable to Unisys Corporation as a percentage of revenue	(1.8)%	(1.3)%	(1.7)%	0.4%
Adjusted EBITDA as a percentage of revenue	12.7%	10.5%	11.5%	10.9%

UNISYS CORPORATION
RECONCILIATIONS OF GAAP TO NON-GAAP
(Unaudited)
(Millions)

OPERATING PROFIT (LOSS)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Operating profit (loss)	$23.7	$(33.5)	$7.0	$1.9
Goodwill and intangible asset impairment	—	55.0	48.7	55.0
Certain legal matters (1)	1.9	0.7	3.3	1.3
Cost reduction and other expenses (2)	8.0	2.2	18.9	14.1
Pension and postretirement expense (1)	0.4	0.4	1.2	1.2
Non-GAAP operating profit	$34.0	$24.8	$79.1	$73.5

Revenue	$471.5	$460.2	$1,382.6	$1,375.6

Operating profit (loss) percent	5.0%	(7.3)%	0.5%	0.1%
Non-GAAP operating profit percent	7.2%	5.4%	5.7%	5.3%

(1) Included in selling, general and administrative on the consolidated statements of income (loss).
(2) Included in cost of revenue, selling, general and administrative and research and development on the consolidated statements of income (loss).